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                                   EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT

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                         SUBSIDIARIES OF THE REGISTRANT

                                 Subsidiary or                    Percent of   State of
Parent                           Organization                     Ownership    Incorporation
------------------------------   ------------------------------   ----------   -------------
StateFed Financial Corporation   State Federal Savings and Loan          100%  Delaware
                                 Association of Des Moines

State Federal Savings and Loan   State Service Corporation               100%  Iowa
Association of Des Moines